Exhibit 99.10

Chartwell Community Services

Case No. 02-88570

Reporting Period:  April 30, 2004

Schedule of Cash Receipts and Disbursements

			Payroll CCS Staff	Comerica Sweep Acct 1880863053	Escrow Acct 1880909468	Current Month	Cumulative
	Concentration	Payroll				Actual	Actual

Cash Balance Beginning	$4,109	$(84,589)	$7,221	$(19,099)	$170,260	77,902	$(3,589)

Recepits
Cash sales						—	—
Accounts Receivable	4,611,602					4,611,602	83,313,142
Loans and Advances						—	14,016,451
Sale of Assets						—	—
Other - Cash Transfers from Related Companies		2,740,865	384,833	624,558		3,750,256	75,498,569
Total Receipts	4,611,602	2,740,865	384,833	624,558	—	8,361,858	172,828,163

Disbursements
Net Payroll		(2,775,031)	(383,407)			(3,158,439)	(56,522,801)
Payroll Taxes	—					—	(6,181,505)
Sales, Use and Other Taxes						—	—
Inventory Purchases	—					—	(7,597,573)
Rents and Lease Payments						—	—
Bank Charges						—	(1,077,610)
Administrative & Selling	—			(620,828)		(620,828)	(9,271,658)
Other - Cash Transfers to Related Companies	(4,615,711)					(4,615,711)	(92,081,246)
							—
Professional Fees						—	(24,150)
U.S. Trustee Fees						—	(23,250)
Court Costs						—	—
Total Disbursements	(4,615,711)	(2,775,031)	(383,407)	(620,828)	—	(8,394,978)	(172,779,793)

Net Cash Flow	(4,109)	(34,166)	1,425	3,730	—	(33,120)	48,370

Cash End of Month	$—	$(118,755)	$8,646	$(15,370)	$170,260	$44,781	$44,781

Chartwell Community Services

Case #02-88570

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended April 30, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$4,698,594	$82,942,052

Net Revenues	4,698,594	82,942,052

Operating Expenses:
Cost of Services	3,749,151	65,874,254

Gross Margin	949,443	17,067,798
	20.2%	20.6%

General and administrative expenses:
Personnel costs	304,849	5,538,707
Occupancy costs	65,742	1,170,750
Bad debt expense	3,788	380,167
Other	125,203	2,363,479

Total General and Administrative Expenses	499,582	9,453,103

Income from Operations	449,861	7,614,695

Other Expenses (Income):
Interest expense	—	1,773
Depreciation and amortization	8,275	202,415
Other expense (income)	301,078	15,045,654

Other Expenses - Net	309,353	15,249,842

Income (Loss) before Reorganization Items	140,508	(7,635,147)

Reorganization Items:
Professional fees	—	—
Other	3,333	63,394

Reorganization Expenses - Net	3,333	63,394

Income(Loss) Before Income Tax Provision	137,175	(7,698,541)

Income Tax Provision	—	—

Net Income (Loss)	137,175	(7,698,541)

Chartwell Community Services

Case No. 02-88570

Reporting Period: April 30, 2004

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date

Assets

Current Assets

Unrestricted Cash and Equivalents	$44,782	$123,589
Accounts Receivable(net)	4,969,956	5,378,310
Inter Company with Related Parties	11,124,006	19,791,662
Prepaid Expenses and Other Current Asseta	30,857	35,891
Total Current Assets	$16,169,601	$25,329,452

Property, Plant and Equipment-net	$145,233	$302,398

Other Assets

Goodwill (net)	$9,700,000	$—
Intangible Asset	17,800,000
Deposits and Other Assets	112,896	99,768
Total Other Assets	$27,612,896	$99,768

Total Assets	$43,927,730	$25,731,618

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$429,878	$303
Accrued Payroll and Benefit Costs	3,575,673	$97,117
Accrued Other	37,898	5,939
Total Post-Petition Liabilities	$4,043,449	$103,359

Liabilities Under Compromise
Unsecured Debt		$9,150,893
Secured Debt	4,440,268	4,440,268
Accounts Payable	703,386	662,516
Accrued Payroll and Other Liabilities	701,519	4,850,488
Total Pre-Petition Liabilities	$5,845,173	$19,104,165

Total Liabilities	$9,888,622	$19,207,524

Equity
Additional Paid in Capital	$35,218,893	$—
Accumulated (Deficit) Retained Earnings	(1,179,785)	6,524,094
Total Equity	$34,039,108	$6,524,094

Total Liabilities & Equity	$43,927,730	$25,731,618

Chartwell Community Services

Case No. 02-88570

Reporting Period:  April 30, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(160,445)	$(123,357)	$(6,427)	$(2,050)	$(292,280)
Accrued Accounts Payable	(137,598)				(137,598)
Accrued Salaries	(3,187,387)				(3,187,387)
Accrued Paid Time Off	(218,792)				(218,792)
Accrued Expenses	(10,412)				(10,412)
Accrued Sales Tax	(27,486)				(27,486)
Accrued Payroll Taxes	(169,494)				(169,494)

Total Post Petition Debts	$(3,911,614)	$(123,357)	$(6,427)	$(2,050)	$(4,043,449)

1)              Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2)              Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current month-end A/P close.  These items will be paid in future periods based on A/P vendor terms.

3)              Post Petition Salaries were paid in May-04 in accordance with established payroll cycle.

4)              Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

5)              Accrued expenses represent expenses which will be paid based on A/P vendor terms.

6)              Accrued estimate for franchise and sales tax to be paid when returns are filed.

7)              Accrued Payroll Taxes were paid in May-04 in accordance with established payroll cycle.

Chartwell Community Services

April 30, 2004

Case No.02-88570

Accounts Receivable Reconciliation & Aging

Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$5,272,166
Add: Amount Billed during the Period	4,690,996
Less : Revenue Adjustments	106,066
Less: Account Receivable Write -offs	(80,543)
Less: Amount Collected during the Period	(5,054,872)
Total Accounts Receivable At End Of Reporting Period	$4,933,813

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$4,690,996
31 - 60 Days Old	52,870
61 - 90 Days Old	38,884
91 + Days Old	151,062
Total Aged Accounts Receivable	$4,933,813

Accounts Receivable Reconciliation To General Ledger

Account Receivable Per Aging Report	$4,933,813
Add: Unbilled Accounts Receivable	83,981
Add: Private Pay Accounts Receivable	28,957
Add: Difference of Accrual vs. Actual Revenue	—
Less: Allowance for Uncollectible Accounts	(76,795)

Total Accounts Receivable Per General Ledger	$4,969,956